EXHIBIT 10.3

STONEGATE MORTGAGE CORPORATION AMENDED AND RESTATED 2011 OMNIBUS INCENTIVE PLAN

OPTION AGREEMENT

(Nonqualified Stock Options)

THIS OPTION AGREEMENT (this “Agreement”), dated as of the 15th day of May, 2013, is by and between STONEGATE MORTGAGE CORPORATION, an Ohio corporation (the “Corporation”), and JAMES J. CUTILLO (the “Participant”).

A. The Corporation has adopted the Stonegate Mortgage Corporation Amended and Restated 2011 Omnibus Incentive Plan, as may be amended from time to time (the “Plan”).

B. The Corporation has determined that it is in the best interests of the Corporation to issue Nonqualified Stock Options to the Participant, upon the terms and conditions set forth herein and in the Plan.

NOW, THEREFORE, in consideration of the premises and the agreements contained herein and in the Plan, the parties agree as follows:

1. Grant of Options. Subject to the terms and conditions set forth herein, in the Plan, the Corporation hereby grants to the Participant Stock Options to purchase 897,218 shares of the Corporation’s Common Stock (the “Shares”) at the exercise price of $18.00 per Share (the “Exercise Price”), subject to adjustment in certain events as set forth in the Plan. Notwithstanding anything in this Agreement to the contrary, the grant of Stock Options hereunder is conditioned on and is only effective following the consummation of an offering by the Corporation of its common shares, par value $0.01, in reliance upon Rule 144A, Regulation S and Regulation D under the Securities Act of 1933, as amended, that generates proceeds in the amount of $50 million or more and that occurs on or before May 31, 2013 (the “Private Offering”). For purposes of this Agreement, the “Date of Grant” shall mean the consummation date of the Private Offering. If a Private Offering is not consummated on or before May 31, 2013, this Agreement will terminate and be void ab initio. The number of Shares and exercise price set forth above give effect to the adjustment pursuant to Section 3(c) of the Plan to reflect the stock dividend in connection with the Private Offering, and the number of Shares and exercise price shall not be further adjusted on account of the Private Offering.

2. Nonqualified Stock Options. The Stock Options are Nonqualified Stock Options and are not intended to qualify as “incentive stock options” under Section 422 of the Code and, as such, shall not be entitled to the benefits set forth in Section 422 of the Code.

3. Vesting and Exercise.

(a) Vesting. None of the Stock Options shall be exercisable until they have vested. Except as otherwise provided herein, the Stock Options granted hereunder shall vest, and thereby become exercisable subject to the terms and conditions set forth herein and in the Plan, in equal annual installments of 25% on each of January 1, 2014, January 1, 2015, January 1, 2016 and January 1, 2017, and shall be exercisable, only to the extent vested and subject to the terms and conditions herein. The Stock Options shall cease to vest upon the occurrence of a Termination Event, subject to Section 4 below. Notwithstanding the foregoing, the Committee may, in its sole discretion, accelerate the vesting of any unvested Stock Options.

(b) Exercise. Subject to the terms and conditions in the Plan and in this Agreement, vested Stock Options may be exercised at any time after vesting but no later than the tenth anniversary of the Date of Grant (the “Expiration Date”) on which date all unexercised Stock Options shall terminate and be forfeited to the Corporation. In order to exercise a vested Stock Option, the Participant shall provide written notice of exercise to the Corporation, attention Chairman of the Board of the Corporation, stating in that notice the date of exercise. Notwithstanding the foregoing, Stock Options granted hereunder may not be exercised unless such exercise is in compliance, to the reasonable satisfaction of the Committee, with all applicable federal and state securities laws, the requirements of any stock exchange with which the Shares may be listed and other applicable rules or regulations, in each case, as may be in effect on the date of exercise.

(c) Payment and Issuance of Shares. Upon exercise, the Participant shall pay the Exercise Price for such exercised Stock Options in immediately available funds or other means acceptable to the Committee on the date of exercise and the Corporation agrees to issue to the Participant the applicable number of Shares on such date. The Participant hereby acknowledges, agrees and confirms that, by executing this Agreement, the Participant will be deemed to be a party to the Amended and Restated Shareholders’ Agreement dated March 9, 2012 or its successor or replacement (the “Shareholders Agreement”), shall have all of the rights and obligations of an “Other Stockholder” thereunder and all the shares of common stock owned at any time by the Participant shall be “Common Stock” subject to the terms of the Shareholders Agreement. The Participant hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders Agreement.

4. Effect of Termination Event; Change in Control. If the Participant has a Termination Event, all of the Stock Options shall be forfeited and/or exercisable as provided in the Plan; provided, however, that if the Termination Event results from the Participant’s (i) termination from employment by the Company without Cause (as such term is defined in the Employment Agreement (as defined below)) or (ii) Good Reason Resignation (as such term is defined in the Employment Agreement (as defined below)), the Stock Option shall be vested to the extent that it would have been vested if the Participant had remained employed through the next January 1st following the date of such termination or resignation, as applicable. Notwithstanding anything in the Plan to the contrary, any Stock Options that have not vested as of the date of a Change in Control shall automatically vest and become exercisable in accordance with the terms of the Plan and this Agreement. “Change in Control” means (1) the acquisition in a transaction or series of related transactions by any one person (or more than one person acting as a group) of more than 25% of the total voting power of the Corporation’s common stock or (2) a merger, after which less than 50% of the total voting power of the surviving corporation is represented by shares that were Shares of the Corporation’s Common Stock prior to the merger, but excluding, in each case, any acquisition by, or merger with, Long Ridge Capital or any affiliate of Long Ridge Capital, which Long Ridge Capital owns (either directly or indirectly) a majority of the voting power of such affiliate or controls (either directly or indirectly) such affiliate. In addition, notwithstanding anything to the contrary contained in this Agreement, the Plan or the Employment Agreement between the Corporation and the Participant dated as of March 9, 2012, as may be amended (the “Employment Agreement”), the closing of the transactions contemplated by Section 13 of the Employment Agreement, as applied to any Shares obtained upon the exercise of Stock Options granted hereunder shall be delayed to the extent necessary to comply with applicable law and qualify for fixed intrinsic value accounting treatment, and each time period set forth in Section 13 of the Employment Agreement shall be adjusted to reflect such delayed closing. To the extent required to preserve fixed intrinsic value accounting treatment, the rights in Section 13(a) of the Employment Agreement shall not apply to any Shares that have not been held by Participant for a minimum of six months.

5. Representations and Warranties. The Participant represents and warrants to the Corporation that the Participant: (a) has received and carefully reviewed copies of the Plan and, to the extent applicable, the Shareholders Agreement; (b) understands that (i) pursuant to the Plan, no Stock Option or right thereunder may be assigned, encumbered or transferred other than as set forth in the Plan, and (ii) pursuant to the Shareholders Agreement there are substantial restrictions on transfer of the Shares issuable upon exercise of the Stock Options; (c) understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and that, therefore, the Shares may not be sold, pledged or transferred without registration under the Securities Act and any applicable state securities laws or an exemption therefrom (and understands that the Corporation has no obligation to register the Shares); (d) will acquire the Shares solely for his or her own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof; and (e) understands that the certificate or certificates representing the Shares will bear a legend substantially to the effect set forth in the this Agreement.

6. Plan Controlling. The Participant agrees that, except to the extent set forth herein, all of the terms and conditions of the Stock Options are contained in the Plan and there are no other agreements, written or oral, with respect thereto. The Participant agrees that the Plan is incorporated herein by reference. This Agreement and its terms, conditions and provisions shall be subject to interpretation by the Board, whose interpretation shall be final, conclusive and binding on the Participant. All capitalized terms used herein have the meanings given to them in the Plan, unless otherwise defined herein. The Participant acknowledges that the Participant has received a copy of the Plan and that to the extent the Participant needs an additional copy of the Plan one can be obtained at any time by contacting the Chairman of the Board.

7. Miscellaneous.

(a) Governing Law. This Agreement shall be construed, enforced and administered and the validity thereof determined in accordance with the Code and the regulations thereunder, and in accordance with the laws of the State of Indiana when such laws are not inconsistent with the Code, without regard to conflict of laws principles thereof.

(b) Notices. All notices or other communications required or permitted under the terms of this Agreement must be in writing (except as otherwise specifically provided herein) and must be given by personal delivery, by express delivery service or by certified or registered U.S. mail, postage prepaid, return receipt requested. Notice to the Corporation must be addressed to the principal office of the Corporation or to any other address as the Corporation has subsequently furnished in writing to the Participant for that purpose, Attention Chairman of the Board. Notices to the Participant must be addressed to the Participant’s current addresses appearing on the books and records of the Corporation.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

(d) Venue. The Participant understands and acknowledges the Corporation’s desire and need to defend any litigation against it in Indiana. Accordingly, the parties agree that any claim brought by the Participant against the Corporation or any of its employees, consultants or agents must be maintained only in the state or federal courts sitting in Indianapolis, Indiana. The Participant further understands and acknowledges that in the event the Corporation initiates litigation against the Participant, the Corporation may need to prosecute such litigation in the Participant’s forum state, in the State of Indiana, or in such other state where the Participant is subject to personal jurisdiction.

(e) Severable. In case any provision of this Agreement shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Agreement shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

(f) No Legal Business or Tax Advice. The Participant acknowledges that the Participant does not construe the contents of this Agreement or the Plan or any other information (whether written or oral) provided to the Participant as legal, business or tax advice. The Participant represents and warrants that the Participant has had the opportunity to consult the Participant’s personal legal counsel, accountant and other advisors as to legal, tax, economic and related matters regarding this Agreement and the Plan and/or an investment in the Shares and their suitability for the Participant.

(g) No Right to Continued Employment. Neither anything in the Plan or this Agreement, nor receipt of the Stock Options or the Shares, shall be deemed to create any right of the Participant to continue in employment with the Corporation or affect the right of the Corporation to terminate the employment of the Participant at any time, with or without, cause.

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IN WITNESS WHEREOF, the parties have caused this Option Agreement to be executed and delivered as of the date first written above.

“Corporation” STONEGATE MORTGAGE CORPORATION

By:	/s/ Barbara Cutillo
Barbara Cutillo

“Participant”

/s/ James J. Cutillo
James J. Cutillo